EXHIBIT NO. 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 29, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in The BISYS Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York November 12, 2003